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Exhibit 10.11

June 6, 2000

Offer Letter Otley Smith III

The following confirms our agreement per the conversation between you and certain board members of 3CI:

Position:	President of 3CI Complete Compliance Corporation
Salary:	$125,000 per annum Eligible for annual Bonus of $40,000, criteria to be mutually agreed upon, and mainly focused on the improvement of earnings and cash flow (payable semi-annually).
Options:
$75,000, three (3) year vesting at 1/3 at end of year one (1) and monthly in equal amounts for the remainder. Strike equal to market on Thursday, June 8, 2000. Options subject to the 3CI option program rules and Board will have to create a plan to cover these options.

3CI will cover expenses for a vehicle and living quarters in Shreveport, mutually agreed upon.

Participation in any other 3CI employee benefits.

Mr. Smith will sign a two (2) year non-compete in similar form as the one signed by the prior President.

Agreed:
/s/ OTLEY SMITH III Otley Smith III
Agreed:
/s/ FRANK TEN BRINK Frank ten Brink Director of Board, on behalf of 3CI

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Exhibit 10.11